Exhibit 10.61
TRIDENT MICROSYSTEMS, INC.
RELATIVE TOTAL STOCKHOLDER RETURN
PERFORMANCE SHARE AGREEMENT
(For US Participant)
     Trident Microsystems, Inc. has granted to the Participant named in the Notice of Grant of Relative Total Stockholder Return Performance Shares (the “Grant Notice”) to which this Relative Total Stockholder Return Performance Share Agreement (the “Agreement”) is attached an Award consisting of Performance Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the Trident Microsystems, Inc. 2010 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
     1. Definitions and Construction.
          1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
               (a) “Average Per Share Closing Price” means the average of the daily closing prices per share of Stock of the Company or a Comparator Security as reported on the national or regional securities exchange or quotation system constituting the primary market for such security for all trading days falling within the applicable 60 calendar day period described in Section 1.1(e). The Average Per Share Closing Price shall be computed separately for the Stock and each Comparator Security, and shall be adjusted in each case to reflect an assumed reinvestment, as of the of applicable ex-dividend date, of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the issuer of such security) paid to stockholders, as applicable, during the Performance Period. The method of adjustment of the Average Per Share Closing Price to reflect the assumed reinvestment of cash dividends and other cash distributions to stockholders is illustrated in Appendix A to this Agreement.
               (b) “Comparator Security” means the common stock of each issuer included in the Philadelphia Semiconductor Sector Total Return Index (NASDAQ OMX: XSOX) as of the last day of the Performance Period. For clarity, if the security of an issuer is included in such index at the beginning of the Performance Period but not at the end of the Performance Period, such security shall not be treated as a Comparator Security.

               (c) “Company Percentile Rank” means the percentile rank of the Company’s Total Stockholder Return compared to an array consisting of the Total Stockholder Returns of the Company and each Comparator Security. For this purpose, percentile rank shall be computed to four decimal places using the Microsoft Excel “PercentRank” function.
               (d) “Performance Shares” mean the Performance Shares originally granted pursuant to the Award and the Dividend Equivalent Rights credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 10.
               (e) “Total Stockholder Return” means, with respect to the Stock of the Company or a Comparator Security, the percentage point increase or decrease, computed to four decimal places, in (i) the Average Per Share Closing Price for the 60-day period ending on the last day of the Performance Period over (ii) the Average Per Share Closing Price for the 60-day period beginning on the first day of the Performance Period.
          1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     2. Administration.
          All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election. If the Participant is a Covered Employee (as defined by the Plan), compensation realized by the Participant pursuant to the Award is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code and the regulations thereunder, and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent.
          3. The Award.
               3.1 Grant of Performance Shares. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, a right to receive a number of Performance Shares which shall not exceed the Maximum Number of Performance Shares set forth in the Grant Notice, subject to adjustment as provided in Section 10. The number of Performance Shares, if any, ultimately earned by the Participant, shall be that number of Earned

Performance Shares, if any, which become Vested Performance Shares. Each Performance Share represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.
          3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Performance Shares or shares of Stock issued upon settlement of the Performance Shares, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Performance Shares.
     4. Certification of the Committee.
          4.1 Level of Performance Measures Attained. As soon as practicable following completion of the Performance Period, and in any event prior to the Vesting Date set forth in the Grant Notice, the Committee shall certify in writing the level of attainment of the Performance Measure during the Performance Period and the resulting number of Performance Shares which shall become Earned Performance Shares. The Company shall promptly notify the Participant of the determination by the Committee.
          4.2 Adjustment to Performance Measure. The Committee shall make an appropriate and proportionate adjustment to the Performance Measure or any of its components in the event of a change in capital structure described in Section 10. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of the Performance Measure in order to prevent the dilution or enlargement of the Participant’s rights with respect to the Award.
     5. Vesting of Performance Shares.
          5.1 In General. Except as provided by Section 5.2 or Section 9, Earned Performance Shares shall become Vested Performance Shares as provided in the Grant Notice. For purposes of determining the number of Vested Performance Shares following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.
          5.2 Effect of Leave of Absence. Unless otherwise required by law, in the event that the Participant has taken in excess of thirty (30) days in unpaid leaves of absence during the Performance Period, the number of Performance Shares determined to be Earned Performance Shares, if any, shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

     6. Company Reacquisition Right.
          6.1 Grant of Company Reacquisition Right. Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Performance Shares which are not, as of the time of such termination, Vested Performance Shares (“Unvested Performance Shares”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).
          6.2 Ownership Change Event, Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 10, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Performance Shares shall be immediately subject to the Company Reacquisition Right and included in the terms “Performance Shares” and “Unvested Performance Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Performance Shares immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Performance Shares following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
     7. Settlement of the Award.
          7.1 Issuance of Shares of Stock. Subject to the provisions of Section 7.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Performance Share to be settled on such date one (1) share of Stock. Shares of Stock issued in settlement of Performance Shares shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Company’s Trading Compliance Policy.
          7.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
          7.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
          7.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.
     8. Tax Withholding.
          8.1 In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Performance Shares or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.
          8.2 Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Performance Shares.
          8.3 Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
     9. Effect of Change in Control.
          In the event of the consummation of a Change in Control prior to the Vesting Date set forth in the Grant Notice, the number of Earned Performance Shares and Vested

Performance Shares shall be determined as follows, provided that the Participant’s Service has not terminated prior to the date of the Change in Control:
          9.1 Change in Control Prior to End of Performance Period. If the date of consummation of a Change in Control occurs prior to the last day of the Performance Period, then the Target Number of Performance Shares shall be deemed Earned Performance Shares and shall vest in full immediately prior to the consummation of the Change in Control and, except to the extent that the Committee determines to cash out the Award in accordance with Section 13.1(c) of the Plan, shall be settled in accordance with Section 7 immediately prior to the consummation of the Change in Control.
          9.2 Change in Control After End of Performance Period But Prior to Vesting Date. If the date of consummation of a Change in Control occurs on or after the last day of the Performance Period but prior to the Vesting Date, the number of Earned Performance Shares, if any, determined for the Performance Period shall vest in full immediately prior to the consummation of the Change in Control and, except to the extent that the Committee determines to cash out the Award in accordance with Section 13.1(c) of the Plan, shall be settled in accordance with Section 7 immediately prior to the consummation of the Change in Control.
     10. Adjustments for Changes in Capital Structure.
          Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Performance Shares subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which Participant is entitled by reason of ownership of Performance Shares acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Performance Shares originally acquired hereunder. Any fractional Performance Share or share of Stock resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

     11. Rights as a Stockholder, Director, Employee or Consultant.
          The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
     12. Legends.
          The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
     13. Compliance with Section 409A.
          It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
          13.1 Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
          13.2 Other Delays in Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
          13.3 Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
          13.4 Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
     14. Miscellaneous Provisions.
          14.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
          14.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Performance Shares subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
          14.3 Unfunded Obligation. The Participant shall have the status of a general unsecured creditor of the Company. Any amounts payable to the Participant pursuant to the

Award shall be an unfunded and unsecured obligation for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Plan Administrator or the Company and the Participant, or otherwise create any vested or beneficial interest in the Participant or the Participant’s creditors in any assets of the Company. The Participant shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Award.
          14.4 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
          14.5 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
          14.6 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
               (a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
               (b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 14.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 14.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.6(a).
          14.7 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
          14.8 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.
          14.9 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

APPENDIX A
ILLUSTRATION OF ADJUSTMENT TO AVERAGE PER SHARE CLOSING PRICE
TO REFLECT ASSUMED REINVESTMENT OF CASH DIVIDENDS AND DISTRIBUTIONS
1.	Assumptions:
•	For the purposes of this illustration only, the averaging periods for determination of the Average Per Share Closing Price are assumed to be the 10-day periods beginning on the first day of the Performance Period and ending on the last day of the Performance Period.

•	The Company declares and pays a quarterly cash dividend of $0.05 per share throughout all periods relevant to this illustration, with ex-dividend dates occurring each year on or about March 28, June 28, September 28 and December 28.

•	On the ex-dividend date, the dividend paid is reinvested to purchase an additional fractional share.

•	The Performance Period begins on January 1, 2XX1 and ends on December 31, 2XX3.
2.	Calculate Average Per Share Closing Price at the beginning of the Performance Period.
No ex-dividend date occurs during the 10-day averaging period at the beginning of the Performance Period. Therefore, Average Per Share Closing Price for the seven trading days during the 10-day period beginning 01/01/2XX1 is determined as follows:

					Total
			Shares	Accumulated	Accumulated
Trading Day	Closing Price	Dividend Paid	Purchased	Shares	Value
1/2/2XX1	$6.94			1.0000	$6.94
1/3/2XX1	$6.78			1.0000	$6.78
1/4/2XX1	$6.53			1.0000	$6.53
1/5/2XX1	$6.31			1.0000	$6.31
1/6/2XX1	$6.38			1.0000	$6.38
1/9/2XX1	$6.42			1.0000	$6.42
1/10/2XX1	$6.08			1.0000	$6.08
Average Per Share Closing Price					$6.49
3.	Calculate Accumulated Shares During the Performance Period.

On each ex-dividend date during the Performance Period, assume that the dividend of $0.05 paid on one share is reinvested, and the fractional share is added to the 1.0000 accumulated shares determined during the initial averaging period.

				Accumulated
Ex-Dividend Date	Closing Price	Dividend Paid	Shares Purchased	Shares
03/28/2XX1	$5.37	$0.05	.0093	1.0093
06/28/2XX1	$4.18	$0.05	.0120	1.0213
09/28/2XX1	$4.58	$0.05	.0109	1.0322
12/28/2XX1	$7.43	$0.05	.0067	1.0389
03/28/2XX2	$7.81	$0.05	.0064	1.0453
06/28/2XX2	$6.22	$0.05	.0080	1.0533
09/30/2XX2	$3.18	$0.05	.0157	1.0690
12/30/2XX2	$3.35	$0.05	.0149	1.0839
03/28/2XX3	$3.70	$0.05	.0135	1.0974
06/30/2XX3	$8.97	$0.05	.0056	1.1030
09/29/2XX3	$13.15	$0.05	.0038	1.1068
12/29/2XX3	$16.79	$0.05	.0030	1.1098

4.	Calculate Average Per Share Closing Price at the end of the Performance Period.

On the ex-dividend date occurring on December 29, 2XX3, assume that the dividend of $0.05 paid on one share is reinvested, and the fractional share is added to the 1.1068 accumulated shares determined through the last ex-dividend date prior to the final averaging period. Compute an adjusted Average Per Share Closing Price for the seven trading days during the 10-day period ending 12/31/2XX3.

					Total
			Shares	Accumulated	Accumulated
Trading Day	Closing Price	Dividend Paid	Purchased	Shares	Value
12/22/2XX3	$15.21			1.1068	$16.83
12/23/2XX3	$16.06			1.1068	$17.78
12/24/2XX3	$16.26			1.1068	$18.00
12/226/2XX3	$16.34			1.1068	$18.09
12/29/2XX3	$16.79	$0.05	.0030	1.1098	$18.63
12/30/2XX3	$17.48			1.1098	$19.40
12/31/2XX3	$17.42			1.1098	$19.33
Average Per Share Closing Price with Dividends Reinvested					$18.29

TRIDENT MICROSYSTEMS, INC.
NOTICE OF GRANT OF RELATIVE TOTAL STOCKHOLDER RETURN PERFORMANCE SHARES
(For US Participant)
The Participant has been granted an award of Relative Total Stockholder Return Performance Shares (the “Award”) pursuant to the Trident Microsystems, Inc. 2010 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock of Trident Microsystems, Inc., as follows:

Participant:	Employee ID:

Date of Grant:	April 27, 2011

Target Number of Performance Shares:	, subject to adjustment as provided by the Performance Share Agreement.

Maximum Number of Performance Shares:	(200% of Target Number of Performance Shares), subject to adjustment as provided by the Performance Share Agreement.

Performance Period:	The period beginning April 1, 2011 and ending March 31, 2014.

Performance Measure:	The Company Percentile Rank for the Performance Period.

Company Percentile Rank:	The percentile rank of the Company’s Total Stockholder Return compared to an array consisting of the Total Stockholder Returns of the Company and each Comparator Security.

Relative Return Factor:	The applicable Relative Return Factor for the Performance Period is a percentage equal to (Company Percentile Rank x X) — Y, computed to four decimal places and subject to a maximum percentage of 200%.
X and Y shall be determined as follows:

Company Percentile Rank	X	Y
<40th percentile	0	0%
40th to 50th percentile	5	150%
50th to 100th percentile	4	100%

Based on the above:

(i) for every full percentage point that the Company Percentile Rank increases between the 40th percentile and the 50th percentile, the Relative Return Factor increases by 5 percentage points; and

(ii) for every full percentage point that the Company Percentile Rank increases between the 50th and 75th percentile, the Relative Return Factor increases by 4 percentage points; subject to a maximum Relative Return Factor of 200%.

Earned Performance Shares:	Except as provided by the Performance Share Agreement, the number of Earned Performance Shares, if any (not to exceed the Maximum Number of Performance Shares), shall equal the product (rounded down to the nearest whole number) of (i) the Target Number of Performance Shares and (ii) the Relative Return Factor for the Performance Period, as illustrated by Appendix A.

Vesting Date:	April 27, 2014, except as otherwise provided by the Performance Share Agreement.

Vested Performance Shares:	Provided that the Participant’s Service has not terminated prior to the Vesting Date (except as otherwise provided by the Performance Share Agreement), the Earned

Performance Shares, if any, shall become Vested Performance Shares on the Vesting Date.

Settlement Date:	For each Earned Performance Share, except as otherwise provided by the Performance Share Agreement, the date on which such Earned Performance Share becomes a Vested Performance Share.

Superseding Agreement:	SELECT: [None] or [Trident Microsystems, Inc. Executive Retention and Severance Plan, as amended from time to time]
By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice, the Relative Total Stockholder Return Performance Share Agreement and by the provisions of the Plan, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, Relative Total Stockholder Return Performance Share Agreement and the prospectus for the Plan are available on the Company’s internal web site or by accessing the Trident Microsystems, Inc. employee stock plans page on the E*TRADE web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Total Stockholder Return Performance Share Agreement, and hereby accepts the Award subject to all of their terms and conditions.

TRIDENT MICROSYSTEMS, INC.	PARTICIPANT

By:

David L. Teichmann	Signature
Executive VP, General Counsel & Corporate

Secretary

Date
Address: 1170 Kifer Road

Sunnyvale, California 94086	Address

ATTACHMENTS:	Appendix A — Illustration of Relative Return Factor and Resulting Number of Earned Performance Shares

Appendix B — Illustration of Computation of Earned Performance Shares

2010 Equity Incentive Plan, as amended to the Date of Grant

Relative Total Stockholder Return Performance Share Agreement (for U.S. Participant)

Plan Prospectus

2

APPENDIX A
ILLUSTRATION OF RELATIVE RETURN FACTOR AND RESULTING NUMBER OF EARNED UNITS

			Earned Performance
			Shares
		Relative Return	(Per 1,000 Target
	Company Percentile Rank	Factor	Performance Shares)
Maximum	75% - 100%	200.0000%	2,000
	70%	180.0000%	1,800
	65%	160.0000%	1,600
	60%	140.0000%	1,400
	55%	120.0000%	1,200
	54%	116.0000%	1,160
	53%	112.0000%	1,120
	52%	108.0000%	1,080
	51%	104.0000%	1,040

Target	50%	100.0000%	1,000

	49%	95.0000%	950
	48%	90.0000%	900
	47%	85.0000%	850
	46%	80.0000%	800
	45%	75.0000%	750

Threshold	40%	50.0000%	500
	0% - <40%	0.00%	0

APPENDIX B
ILLUSTRATION OF CALCULATION OF EARNED PERFORMANCE SHARES
PER 1,000 TARGET PERFORMANCE SHARES
Assumes Company Total Stockholder Return results in a hypothetical Percentile Rank of 67.0000%

Assumptions:

TRID:
Average Per Share Closing Price (beginning 60 day period)		$6.49
Average Per Share Closing Price (ending 60 day period)		$18.29

Computations:

Company Total Stockholder Return	(($18.29 / $6.49) - 1) x 100	181.8182%

Percentile Rank of 181.8182%		67.0000%(hypothetical)

Relative Return Factor	(67.0000% x 4) - 100%	168.0000%

Earned Performance Shares	1,000 x 168.0000%	1,680